                          CERTIFICATE OF INCORPORATION

                                       OF

                      COMPUFLIGHT OPERATIONS SERVICE, INC.


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is COMPUFLIGHT OPERATIONS SERVICE, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

          To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

          To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

               (c)  franchises, licenses, grants, and concessions.

          To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers, and privileges in respect thereof, including the right to vote.

          To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

          To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

          To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

          To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

          To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

          To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking, or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

          To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

          To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

          To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

          To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

          To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

          FOURTH: 1. The aggregate number of shares which the corporation shall have the authority to issue 110,000,000, of which 100,000,000 shares shall be common stock with a par value of $.001 per share and 10,000,000 shall be preferred shares with a par value of $.01 per share.

          2. 10,000,000 shares of Preferred Stock may be issued in series. The Board of Directors is vested with the authority to establish and designate series, to fix the number of shares therein, and to fix the variations in the relative rights, preferences and limitations as between series.

          3. 1,000,000 shares of Preferred Stock is hereby designated and classified as Series A Convertible Cumulative Preferred Stock, and the relative rights, voting powers, preferences, participating, optional or other special rights, and the qualifications or limitations thereof, are as follows:

               (a) VOTING. Except as may otherwise be provided by statute, the holders of the shares of Series A Convertible Cumulative Preferred Stock shall not be entitled to vote at a meeting of stockholders.

               (b) DIVIDENDS. The holders of the Series A Convertible Cumulative Preferred Stock shall be entitled to receive, out of the surplus or net profits of the Corporation, dividends when, as and if declared by the Board of Directors after March 17, 1987, which dividends shall be cumulative, payable at such time, and are for such period as shall be fixed by such Board at the rate of $.10 per outstanding share, per annum and no more, before any dividends shall be paid on the Common
          Stock.   Whenever  a  dividend  on  the outstanding  Series  A
          Convertible Cumulative Preferred Stock for any period fixed by the Board of Directors shall have been declared and shall have become payable, and the Corporation shall have paid such dividend for such period or shall have set aside from its surplus or net profits a sum sufficient therefor, the Board of Directors may declare dividends on the Common Stock, payable then or thereafter, out of any remaining surplus or net profits.

               (c) PREFERENCE AS TO ASSETS. In the event of any liquidation or cumulative dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the outstanding shares of Series A Convertible Cumulative Preferred Stock shall be entitled to be paid the sum of $1.00 per share before any amount shall be paid to the holders of any other series of Preferred Stock or to the Holders of the Common Stock.

               (d) The Series A Convertible Cumulative Preferred Stock may be redeemed by the Company at $1.00 per share at any time upon thirty days written notice to the holder addressed to the holder at the address listed for such holder on the books of the Corporation.

               (e) CONVERTIBILITY. Each share of the Series A Convertible Cumulative Preferred Stock may be converted by the holder(s) thereof 6-2/3 common shares of the corporation, par value $.001 per share, at any time upon thirty day written notice to the corporation addressed to the corporation at the address of the office of the corporation.

          4. Each outstanding share of Common Stock shall be entitle to one vote on each matter submitted to a vote at a meeting of stockholders.

          FIFTH: The name and the mailing address of the incorporator are as follows:

                         NAME           MAILING ADDRESS
                         ----           ---------------

                    Monica Ferguson     1 Gulf & Western Plaza
                                        New York, N.Y. 10023-7773

          SIXTH:  The corporation is to have perpetual existence.

          SEVENTH:   Whenever  a  compromise  or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH: The corporation shall, to the fullest extent permitted by 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on March 16, 1987.

                                   /s/
                                   -------------------------------
                                           Incorporator

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                      COMPUFLIGHT OPERATIONS SERVICE, INC.
                            (A NEW YORK CORPORATION)
                                      INTO
                      COMPUFLIGHT OPERATIONS SERVICE, INC.
                            (A DELAWARE CORPORATION)

         (Under Section 253 of the General Corporation Law of Delaware)



     Compuflight Operations Service, Inc., a corporation organized and existing under the laws of the State of New York, (sometimes herein referred to as "the New York corporation") does hereby certify as follows: "

     1. This corporation was incorporated on the 25th day of November, 1981 under the laws of the State of New York.

     2. This corporation owns all of the outstanding capital stock of each class of Compuflight Operations Service, Inc., a corporation incorporated on the 17 day of March, 1987 pursuant to the (General Corporation Law of the State of Delaware (sometimes herein referred to as "the Delaware corporation").

     3. The directors of this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting of its members duly held on the 29TH day of SEPTEMBER, 1987, and filed with the minutes of the Board, determined to merge itself into the Delaware corporation:

     4. The proposed merger has been adopted, approved, certified, executed and acknowledged by the parent corporation in accordance with the laws of the State of New York.

          "RESOLVED, that Compuflight Operations Service, Inc. (a New York corporation), which is hereinafter sometimes referred to as "the New York corporation", merge, and it hereby does merge itself, into Compuflight Operations Service, Inc. (a Delaware corporation), which is hereinafter sometimes referred to as "the Delaware corporation", which assumes all of the obligations of the New York corporation; and be it

          "FURTHER RESOLVED, that the merger shall be effective upon compliance with the laws of the State of Delaware and the State of New York, the time of such effectiveness being hereinafter sometimes referred to as the "Effective Date"; and be it

          "FURTHER RESOLVED, that upon the Effective Date of the Merger the name of the Delaware corporation shall be changed from Compuflight Operations Service, Inc. to Compuflight, Inc. find that such change of name shall be effected by changing Article First of the Certificate of Incorporation of Compuflight Operations Service, Inc. to read as follows:

          'FIRST.  The name of the Corporation is Compuflight, Inc.';
          and be it

          "FURTHER RESOLVED, that the proposed merger shall be submitted to the sole stockholder of the Delaware corporation for its written consent and sh~ll be submitted to the stockholders of the New York Corporation for approval by the holders of two-thirds of all outstanding shares of Common Stock (representing all shares and classes entitled to vote thereon) at a meeting thereof duly called and held after 20 days' notice of the purpose of the meeting mailed to each such stockholder at his address as it appears on the records of such corporation, and upon receiving, respectively, such written consent and such approval, the merger shall be approved; and be it

          "FURTHER RESOLVED, that each full issued and outstanding share of the Common Stock of the New York Corporation shall be converted into and become one full share of validly issued, fully paid and non-assessable shares of Common Stock of the Surviving Corporation, and each certificate nominally representing shares of issued and outstanding Common Stock of the New York Corporation shall, for all purposes, be deemed to evidence the ownership of a like number of shares of Common Stock of the Surviving Corporation; and be it

          "FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into the Delaware corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to take all necessary steps and execute all necessary documents to cause this merger to become effective under the laws of each of the States of New York and Delaware."

     5. The merger has been approved by the written consent of the sole stockholder of the Delaware corporation and by the holders of more than two-thirds of the outstanding shares of Common Stock at a meeting thereof duly called and held after 20 days notice of the purpose of the meeting mailed to each stockholder at his address as it appears on the records of such corporation.

     6. The Business Corporation Law of the State of New York permits a corporation organized and existing under the laws of the State of New York to be merged with and into a corporation organized and existing under the laws of the State of Delaware. The merger has been approved by the stockholders of this corporation in accordance with the Business Corporation Law of the State of New York.

     IN WITNESS WHEREOF, the undersigned, being respectively the President and the Secretary of Compuflight Operations Service, Inc. (a New York Corporation) do make this certificate, each for himself hereby declaring and certifying that this is his act and deed and the act and deed of Compuflight Operations Service, Inc. (a New York Corporation) and that the facts herein stated are true, and accordingly each has hereunto set his hand this 10th day of September, 1987.


                                        /s/Russell K. Thal
                                        --------------------------
                                        Russell K. Thal, President



ATTEST:

/s/Morton A. Pfeffer, Secretary
----------------------------------
Morton A. Pfeffer, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                COMPUFLIGHT, INC.


          Compuflight, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, acting by written consent in lieu of a meeting of the Board of Directors of the Corporation and acting pursuant to Sections 141(f) and 242 of the General Corporation Law, adopted a resolution authorizing the Corporation to reclassify, change and convert each outstanding share of common stock, par value $.001 per share, of the Corporation into one fortieth (1/40) of one share of common stock, $.001 par value per share.

          SECOND: That Article Fourth of the Certificate of Incorporation of the Corporation hereby is amended to add a new paragraph 5, which shall read as follows:

          "5. Each forty (40) shares of the Common Stock, $.001 par value per share, of the Corporation (the "Old Common Stock") issued and outstanding or held in treasury as of 5:00 P.M. N.Y. time on April 24, 1990 (the "effective Time") shall be reclassified as and changed into one (l) new share of Common Stock, $.001 par value per share, of the Corporation (the "New Common Stock"), without any action by the holder thereof. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by forty (40) shall, with respect to such fractional interest, be entitled to receive from the Corporation, in lieu of fractions of shares of New Common Stock, an amount in cash equal to the product obtained by multiplying the market price of a share of Old Common Stock as of the Effective Time by the number of shares of Old Common Stock held by such stockholder immediately prior to the Effective Time which is not evenly divisible by forty (40). Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled.

          THIRD: That said amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

          IN WITNESS WHEREOF, said Compuflight, Inc. has caused this certificate
to be signed by   RUSSELL K. THAL  , its President, and   GERALD SHAPIRO , its
Secretary, this   6TH   day of   APRIL  , 1993.




                                                  /s/Russell K. Thal
                                                  --------------------------
                                                  President


ATTESTED:

/s/Gerald Shapiro
----------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                COMPUFLIGHT, INC.

          Compuflight, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY:

          FIRST: That, at a Special Meeting of the Board of Directors of the Corporation, the Board of Directors, acting pursuant to Sections 141(f) and 242 of the General Corporation Law, adopted a resolution authorizing the Corporation to reclassify, change and convert each outstanding share of Common Stock, par value $.001 per share, of the Corporation into one-forth (1/4) of one share of Common Stock, par value $.001 per share, and in connection therewith to decrease the number of authorized shares of Common Stock from 100,000,000 to 2,500,000.

          SECOND:   That Article FOURTH of the Certificate of Incorporation of
the Corporation hereby is amended as follows:

          FOURTH: 1. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) shares, of which TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares shall be Common Stock with a par value of $.001 per share and TEN MILLION (10,000,000) shares shall be Preferred Stock with a par value of $.01 per share."


          THIRD: That Article FOURTH of the Certificate of Incorporation of the Corporation hereby is amended to add a new paragraph 6, which shall read as follows:


          "6.  Each four (4) shares of the Common Stock, $.001 par
          value per share, of the Corporation  (the "Old Common
          Stock") issued and outstanding or held in treasury as of
          5:00 P.M. NY Time on the date on which this Certificate of
          Amendment is filed by the Secretary of State of the State
          of Delaware (the "Effective  Time") shall be reclassified as and changed into one (1) new share of Common Stock,  $.001 par value per share, of the Corporation (the "New Common
          Stock"), without any action by the holder thereof.
          Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by four (4) shall, with respect to such fractional interest, be entitled to receive from the Corporation, in lieu of fractions of shares of New Common Stock, an amount in cash equal to the product obtained by multiplying the market price of a share of Old Common Stock as of the Effective Time by the number of shares of Old Common Stock held by such stockholder immediately prior to the Effective Time which is not evenly divisible by four (4)."

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          FOURTH:  That said amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

          IN WITNESS WHEREOF, said Compuflight, Inc. has caused this certificate to be signed by Russell K. Thal, its President, and Gerald Shapiro, its secretary, this 6th day of April, 1993.

                                        /S/
                                        -----------------------------
                                        President

ATTESTED:

/S/
----------------------------
Secretary